Exhibit 10.24(b)

CONSENT TO SUBLEASE AND AGREEMENT

Consent to Sublease and Agreement (this “Agreement”), dated as of May 13, 2019, among 654 MADISON AVENUE ASSOCIATES LP (hereinafter referred to as “Landlord”), having its principal office c/o The Adler Group, Inc., at 654 Madison Avenue, New York NY 10065, BROOKLYN IMMUNOTHERAPEUTICS LLC (successor-in-interest to IRX Therapeutics, Inc. (“IRX”)), having its address at 1040 First Avenue, #361, New York, NY 10022, (hereinafter referred to as “Sublandlord”), and NEZU ASIA CAPITAL MANAGEMENT, LLC, having its principal place of business, upon full execution and delivery of this Agreement, at 654 Madison Avenue, New York, NY 10065 (hereinafter referred to as “Subtenant”).

WHEREAS, Landlord and Sublandlord are now parties to that certain Agreement of Lease, dated as of June 28, 2016 (the “Lease”), covering the premises as described in the Lease (the “demised premises”) and located in the building known as 654 Madison Avenue, New York New York; and

WHEREAS, Sublandlord desires to sublease to Subtenant the entire demised premises (referred to herein as the “Subleased Premises”) pursuant to that certain Agreement of Sublease (the “Sublease”), by and between Sublandlord and Subtenant; and

WHEREAS, Landlord’s consent to such subleasing is required under the Lease, and Landlord is willing to grant its consent upon the terms and conditions hereinafter stated.

NOW, THEREFORE, in consideration of One ($1.00) Dollar and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the undersigned hereby covenant, agree and represent as follows:

1. Consent to Sublease. Landlord hereby consents to the Sublease upon and subject to the terms and conditions hereinafter stated.

2. Representations and Warranties. Sublandlord and Subtenant, jointly and severally, represent and warrant to Landlord that: (i) annexed hereto as Exhibit “A” is a true and complete copy of the Sublease, including the exhibits and schedules, if any, thereto, and the same constitute the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises, (ii) Subtenant will use the Subleased Premises only for the purposes expressly permitted in the Lease and no other purpose, and (iii) neither the Sublease nor this Agreement shall diminish in any respect the primary obligation of Sublandlord, as tenant, under and in respect to all of the obligations arising under the Lease throughout the term thereof. Sublandlord confirms that it assumed all of the obligations of IRX under the Lease arising on and after November 6, 2018, and represents and warrants to Landlord that as of the date hereof: (a) all obligations to be performed by Landlord under the Lease have been fully performed and satisfied, (b) no circumstance or event exists which with the giving of notice or the passage of time, or both, would constitute a default by Landlord thereunder, (c) no claim of offset, counterclaim or deduction to any rent or other sum due or to become due thereunder exists, and (d) the Lease is a valid and subsisting obligation binding and enforceable upon Sublandlord in accordance with its term. Each of signatories on behalf of Landlord, Sublandlord, and Subtenant further represents and warrants, individually, that such party has full right, power and authority to enter into this Agreement and that he/she is duly authorized to do to execute this Agreement on such party’s behalf. Sublandlord and Subtenant agree that in all events the Sublease must expire at least one (1) day prior to the expiration or sooner termination of the Lease, notwithstanding that the Sublease may set forth that it expires on the same date as the expiration date under the Lease. Landlord represents that (i) the Lease is in full force and effect, (ii) Sublandlord is not currently in default of its obligations under the Lease, (iii) to Landlord’s actual knowledge, no circumstance or event exists which with the giving of notice or the passage of time, or both, would constitute a default by Sublandlord thereunder, and (iv) Landlord has, and hereby does, consent to the assignment of IRX’s right, title, and interest in and to the Lease to Sublandlord effective as of November 6, 2018 as required under the Lease.

3. Subject and Subordinate; No Modification or Further Transfers. The Sublease shall be subject and subordinate at all times to all of the covenants, agreements, terms, provisions and conditions of the Lease and this Agreement. Neither Sublandlord nor Subtenant shall do or permit anything to be done in connection with the Sublease or the Subtenant’s occupancy of the Subleased Premises which will violate the Lease. Sublandlord and Subtenant acknowledge that Landlord is not a party to the Sublease and is not bound by the provisions thereof, and recognize that, accordingly, Landlord has not, and will not, review or pass upon any of the provisions of the Sublease. Without limiting the foregoing, Sublandlord and Subtenant expressly covenant and agree that any provisions in the Sublease which are inconsistent with the terms and conditions of the Lease, are null and void and of no force or effect as between Landlord and either Sublandlord or Subtenant. Without limiting the foregoing, Subland lord and Subtenant expressly acknowledge and agree that (i) as hereinafter reaffirmed, no further subletting is permitted without the prior consent of Landlord, (ii) no alterations (including any demolition) of all or any part of the Subleased Premises is permitted except to the extent expressly authorized by the Lease and then in strict accordance with the terms and conditions thereof, (iii) the fire exit stairways are not permitted to be used by Sublandlord, Subtenant or any of their .respecti ye -en-)pioyees„ agents, contractors, subcontractors, vendors or invitees, except in fire or other emergency and (iv) in all events, Landlord is not a party to the Sublease and is not bound by the provisions thereof. Nothing contained herein shall be construed as an approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or a modification or waiver of any of the terms, covenants and conditions of the Lease. Sublandlord and Subtenant agree that although Landlord is not a party to the Sublease and not bound by its provisions, they shall not modify or amend the Sublease without the prior written consent of Landlord in each instance, and any breach thereof shall be deemed a default under the Lease. Sublandlord and Subtenant will not, without the prior written consent of Landlord in each instance, assign or transfer any interest in the Lease or Sublease, respectively, or participate in or allow the further subletting or use of the Subleased Premises or any part thereof, it being agreed that any right granted to Subtenant with respect to a sub-subletting of all or any portion of the Subleased Premises or an assignment of the Sublease is expressly conditioned upon Landlord’s consent thereto, which consent may be withheld and refused in Landlord’s sole and absolute discretion, except as may be otherwise set forth in the Lease. Notwithstanding anything to the contrary contained herein, Landlord and Sublandlord hereby acknowledges that there are no alterations, additions or improvements in the Subleased Premises as of the Commencement Date of the Sublease that will need to be removed and/or restored by Subtenant or Sublandlord.

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4. Continuing Obligation of Sublandlord. Neither this Agreement, the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord (whether before or after the occurrence of any default by Sublandlord as tenant under the Lease) shall operate to waive, modify, impair, release or in any manner affect any of the terms, conditions, covenants, obligations or conditions contained in the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, association, corporation or other entity liable or responsible for the performance thereof, or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of Sublandlord thereunder, or to, in any way, be construed as giving Subtenant any rights than those if any, expressly set forth herein, Subtenant hereby agrees that its obligations under the Sublease and this Agreement shall not be discharged or otherwise affected by reason of the giving or withholding of any consent or approval for which provision is made in the Lease. Sublandlord hereby unconditionally reaffirms its primary, direct and ongoing liability and responsibility for the full and timely performance of all of the terms, covenants, conditions and agreements set forth in the Lease to be performed and/or observed, as the case may be, including, but not limited to, Sublandlord’s obligation, as tenant under the Lease, to pay when due all of the fixed rent, additional rent, and other charges or sums required to be paid to Landlord under the Lease and/or by reason of occupancy of the Subleased Premises.

5. Default. In the event of a default by Sublandlord under the Lease, Landlord, without terminating the Lease, may at its option: (a) elect to collect from Subtenant, and Subtenant shall pay to Landlord on demand, the rent, additional rent and other sums then due or thereafter becoming due and payable from Subtenant to Sublandlord pursuant to the Sublease, which payments to Landlord shall not affect or modify the relationship between the parties as Landlord, Sublandlord and Subtenant; and/or (b) elect to adopt the Sublease as a direct lease between it as Landlord and Subtenant, as tenant, in which event Subtenant shall attorn to landlord and become its direct tenant with respect to the Subleased Premises pursuant to the terms, provisions and conditions of the Sublease, which adoption and attornment, however, shall not release Sublandlord from the performance of its obligations under and during the term of the Lease. Landlords exercise of option “(a)” shall not deprive it of its right to later exercise option “(b)”. Landlord hereby agrees to provide Subtenant with a copy of any default notice Landlord sends to Sublandlord.

6. Indemnity. Subtenant covenants and agrees to indemnify, defend, and save harmless Landlord and its members, shareholders, partners, officers, directors, employees, contractors and agents (disclosed or undisclosed), (collectively, the “Landlord Related Parties”) from and against all claims of whatever nature arising from (a) the use, occupancy, conduct or management (other than Landlord’s-management) of the Subleased Premises or any business thereat by Subtenant or any of its occupants or invitees or its or their employees, agents, contractors or subcontractors, (b) any work or thing whatsoever done, or any condition created (other than by Landlord, its employees, agents or contractors) in or about the Subleased Premises by Subtenant or any of its occupants or its or their respective employees, agents, contractors, subcontractors or invitees, (c) any negligent or otherwise wrongful act of Subtenant or any of its occupants or its or their respective employees, agents, contractors, subcontractors, or invitees, whether resulting in injury or death to persons or damage to property or otherwise. The foregoing indemnity and hold harmless agreement shall include all reasonable actual out-of-pocket costs, expenses and liabilities (including, without limitation, reasonable actual out-of-pocket attorneys’ fees and disbursements) incurred by Landlord or any Landlord Related Parties or in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In case any action or proceeding shall be brought against Landlord or any Landlord Related Parties by reason of any such claim, Subtenant, upon notice from Landlord, shall resist and defend such action or proceeding on behalf of Landlord and Landlord Related Parties by counsel reasonably satisfactory to Landlord (and counsel assigned by Subtenant’s insurance carrier shall be deemed satisfactory). Subtenant’s indemnity set forth in this paragraph shall extend and apply to any superior lessor or mortgagee of Landlord, the identities of whom Subtenant has been given prior written notice, and their respective members, shareholders, partners, officers, directors, employees, contractors and agents. The indemnity and any rights granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, any of Landlord’s rights under the Lease. Subtenant shall cause Landlord and its managing agent to be named as additional insured under its liability policy and shall cause such insurance and Subtenant’s property insurance to include a waiver of subrogation in favor of Landlord and its agents, a copy of which policy shall be delivered to Landlord within five (5) days after written request. Notwithstanding anything to the contrary contained hereinabove, Subtenant hereby releases and waives any and all claims against Landlord of whatever kind or nature for damages to property and other matters which may be covered by insurance now commonly referred to as “all-perils” and/or “all risk” and successor coverages thereto.

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7. Services. Sublandlord agrees: (a) that at Landlord’s option, (i) Landlord and/or it managing agent may deal directly with Subtenant with respect to Building services, including, but not limited to, moving into and out of the Building, (ii) such items may be billed directly to Subtenant and (iii) Sublandlord shall remain jointly and severally liable with Subtenant for the payment of all such items to Landlord as additional rent under the Lease. Sublandlord and Subtenant expressly agree that the performance or providing of such work or services, or the billing therefor directly to Subtenant, shall not create, or be deemed to create, a direct lease or any privity of estate or contract between Landlord and Subtenant nor be deemed a recognition or consent by Landlord to the Sublease of Subtenant’s rights thereunder beyond those otherwise specifically covered in this Agreement nor modify, abrogate or change Sublandlord’s agreements or obligations under the Lease or Sublandlord’s and Subtenant’s agreements and obligations under this Agreement.

8. Broker. Sublandlord and Subtenant hereby jointly and severally covenant and agree to hold harmless, defend and indemnify Landlord and its agents from and against any and all demands, claims, actions, proceedings, judgments, costs, expenses and/or liabilities, including, without limitation, reasonable actual out-of-pocket attorneys’ fee and court costs, suffered or incurred by Landlord and/or its agents, for any compensation, commissions, fees and/or charges claimed by any broker or like person in connection with or arising from this transaction.

9. Governing Law; Conflicts; Cumulative Remedies; Paragraph Headings; No Recording. This Agreement shall be governed by the laws of the State of New York. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease and the terms, covenants and conditions of the Sublease, then, as between Landlord on one hand and Sublandlord and Subtenant on the other, the terms, covenants and conditions of this Agreement and the Lease shall prevail. Each right and remedy of Landlord provided for in this Agreement or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies so provided for or so existing. The headings of each paragraph are for convenience only and the provisions of this Agreement are to be construed without reference thereto. This Agreement may not be recorded.

10. Binding Nature. The terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns except that no violation of the provisions of the Lease or this Agreement shall operate to vest any rights in any successor or assignee of Sublandlord or Subtenant.

11. Entire Agreement. This Agreement, and the terms, covenants, conditions and provisions hereof, shall not be binding on the part of the Landlord unless and until a duplicate original thereof, duly executed by all of the parties is unconditionally delivered to Sublandlord by Landlord, and a check in the amount of $2,000.00 payable to Levy Holm Pellegrino & Drath, LLP, representing Landlord’s attorneys’ fees in connection with this matter, has been received by said firm. It is specifically understood and agreed by the parties hereto that this Agreement constitutes their entire understanding regarding the subject matter hereof, and all prior oral or written understandings are superseded hereby. It may not be modified except by a written agreement signed by the parties. If any provisions of this Agreement shall be at variance with the provisions of the Lease or Sublease, the provisions of this Agreement shall prevail. The parties agree that this Agreement, as well as the Sublease, may be executed in separate counterparts, and facsimile or electronic signatures hereto and thereto shall be deemed originals for all purposes.

Balance of Page Intentionally Left Blank — Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first set forth above.

Landlord: THE ADLER GROUP, INC. as agent for 654 MADISON AVENUE ASSOCIATES LP

By:	/s/ Robert Liberman
Print Name:	Robert Liberman
Title:	President of RL Holding Corp., a General Partner

Sublandlord: BROOKLYN IMMUNOTHERAPEUTICS LLC

By:	/s/ George Denny
Print Name:	George Denny
Title:	Member

Subtenant: NEZU ASIA CAPITAL MANAGEMENT, LLC

By:	/s/ S. David Snoddy
Print Name:	S. David Snoddy
Title:	Managing Partner

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Exhibit A

Sublease

[See following pages]

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